Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Propex Fabrics Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints John D. Hawkins and R. Kent Wallace, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission a registration statement on Form S-4 (or other appropriate form), for the purpose of registering up to $150,000,000 of 10% Exchange Senior Notes due 2012 of the Corporation, to be offered in exchange for the Corporation’s outstanding 10% Senior Notes due 2012, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereto signed this powers of attorney, or a counterpart hereof, this 9th day of December, 2004.

/S/ GEORGE W. HENDERSON, III	/S/ WILLIAM C. OEHMIG

George W. Henderson, III	William C. Oehmig

/S/ JEAN-PIERRE L. CONTE	/S/ HUNTER NELSON

Jean-Pierre L. Conte	Hunter Nelson

/S/ RICHARD D. PATERSON	/S/ ROBERT T. LADD

Richard D. Paterson	Robert T. Ladd

/S/ DONALD G. MERCER	/S/ GENE G. STOEVER

Donald G. Mercer	Gene G. Stoever

/S/ John C. Thornton

John C. Thornton